Exhibit 10.3

SAFE TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is effective as of __________ ___, 2026 (the “Effective Date”) by and between CFO Silvia Inc, a Delaware corporation (the “Company”), and [●] (“Holder”). The Company and Holder may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Holder are parties to a Simple Agreement for Future Equity (the “SAFE”), dated October [●], 2025, which is among several such agreements entered into by the Company and various investors including Holder;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated February 9, 2026, by and among the Company, ProCap Financial, Inc., a Delaware corporation (“Pubco”), and the other parties thereto (the “Merger Agreement”), pursuant to which the Company will become a wholly owned subsidiary of Pubco (the “Transaction”);

WHEREAS, the Transaction constitutes a Liquidity Event (as defined in the SAFE), pursuant to which Holder shall receive proceeds in an amount calculated in accordance with the terms of the SAFE; and

WHEREAS, in connection with the Transaction, the Parties desire to terminate the SAFE in its entirety by mutual written agreement, with the effects of termination set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	TERMINATION OF SAFE

1.1 Termination. The Parties hereby agree that as of the Effective Date, the SAFE shall terminate in its entirety.

1.2 Payment. In full consideration for Holder’s agreement to terminate the SAFE and grant the releases set forth herein, as of the Closing Date (as defined in the Merger Agreement), the Company shall pay Holder the consideration due to Holder as determined pursuant to and in accordance with the terms of the Merger Agreement.

1.3 Releases.

(a) In consideration for the terms set forth in this Agreement, each Party, on behalf of itself and its affiliates, and the directors, officers, stockholders and employees of such entities and the successors and assigns of the foregoing (the “Releasors”), hereby releases the other Party and its affiliates and the directors, officers and employees of such entities (the “Releasees”) from any and all claims, actions, causes of action, liabilities, damages, judgments and demands of any kind, whether known or unknown that the Releasors had, have, may have or ever claim to have against the Releasees among, under or directly or indirectly related to the SAFE.

(b) Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that each Party is fully entitled and duly authorized to give this complete and final general release and discharge.

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2.	GENERAL

2.1 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding the application of any conflict of laws principles that would require application of the law of another jurisdiction.

2.2 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of all Parties hereto.

2.3 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

2.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Facsimile copies of signature pages or signatures delivered by any electronic means shall be effective as original signatures.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this TERMINATION AGREEMENT as of the Effective Date.

CFO SILVIA INC	Holder

By:	By:
Name:	Name:
Title:	Title: